                                                                     EXHIBIT 4.8

                           [FORM OF PLEDGE AGREEMENT]

     PLEDGE AGREEMENT AND IRREVOCABLE PROXY, dated January   , 1996, made by
Teekay Shipping Corporation, a Liberian corporation (the "Pledgor"), and United States Trust Company of New York (the "Pledgee"), a New York corporation, in its capacity as Trustee (the "Trustee") pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of the date hereof, among the Pledgor, certain subsidiaries of the Pledgor and the Trustee (the "Indenture"; terms used herein and not otherwise defined herein being used herein as defined in the Indenture).

     PRELIMINARY STATEMENTS:

     (1) The Pledgor is the owner of all of the shares (the "Pledged Shares") of stock described on Schedule I hereto and issued by the respective issuers named on such Schedule I.

     (2) The Pledgor and the Trustee have entered into the Indenture to secure, among other things, payment of the principal of (and premium, if any) and interest on all the Securities issued and to be issued under the Indenture.

     (3) Securities, in an aggregate principal amount of $225,000,000, have been
authorized under the Indenture and designated the      % First Preferred Ship
Mortgage Notes due 2008, the form of which is included in the Indenture, which Securities were originally executed, authenticated and delivered on the date hereof.

     (4) The Pledgor, in order to secure the payment of the principal of (and premium, if any) and interest on the Securities and the payment of all sums of money from time to time payable by it under the Indenture, whether for principal, premium (if any), interest, fees, expenses or otherwise, the payment of all sums of money payable by the Guarantors under the Guarantor Security Documents (collectively, the "Obligations") and to secure as well the performance and observance of all agreements, covenants and provisions by the Company and the Guarantors contained in this Agreement, the Indenture and the Security Documents, has duly authorized the execution and delivery of this Agreement.

     NOW, THEREFORE, to secure the prompt payment of the Obligations and the performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture, the Pledgor hereby agrees as follows:

     SECTION 1. Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the following (the "Pledged Collateral"):

          (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (ii) all additional shares of stock of any of the issuers of the Pledged Shares named on Schedule I hereto, which may from time to time be acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares.

Promptly upon receipt of any additional shares referred to in paragraph (ii) above, the Pledgor will deliver such shares to the Pledgee in pledge hereunder.

     SECTION 2. Security for Obligations. This Agreement secures the payment of all the Obligations and the performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture.

     SECTION 3. Delivery of Pledged Collateral. The Pledgor herewith delivers to the Pledgee the Pledged Shares, together with fully completed stock powers signed by the Pledgor duly evidencing the transfer of the Pledged Shares to, and in the name of, the Pledgee or of a nominee for, and chosen by, the Pledgee. The Pledgor agrees to take the same action with respect to any further stock constituting Pledged Collateral forthwith upon the receipt thereof by the Pledgor.

     SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

          (a) The Pledgor is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Liberia. The execution, delivery and performance by the Pledgor of this Agreement (i) are within the Pledgor's corporate powers and have been duly authorized by all necessary corporate action, (ii) do not contravene the Pledgor's charter or by-laws or any law of any country or any contractual restriction binding on or affecting the Pledgor, (iii) do not require any authorization or approval (including exchange control approval) or other action by, or

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     any notice to or filing with, any governmental authority in any country and
     (iv) except for the Liens created by the Security Documents, do not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Pledgor or any Guarantor. This Agreement is the legal, valid and biding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited to equitable principles of general applicability (regardless of whether in a proceeding in equity or at law).

          (b) There is no tax, levy, impost, deduction, charge or withholding imposed by the Republic of Liberia or any political subdivision or taxing authority thereof either (i) on or by virtue of the execution, delivery or performance of this Agreement or any other document to be furnished hereunder or (ii) on any payment to be made by the Pledgor pursuant to this Agreement.

          (c) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable; the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance or preferential arrangement except for the security interest created by this Agreement; the Pledged Shares have been duly registered on the books of the respective issuers thereof named on Schedule I hereto in the name of a nominee of the Pledgee, and the pledge of the Pledged Shares pursuant to this Agreement creates a valid and duly perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations and performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture.

     SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights (including, without limitation, the registration of the Pledged Collateral in the

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name of the Pledgee or its nominee) and remedies hereunder with respect to any
Pledged Collateral.

     SECTION 6.  Voting Rights; Dividends; Etc.

          (a) Irrevocable Proxy. The Pledgor hereby agrees to grant and does hereby grant, to the Pledgee for the benefit of the Pledgee, as such grant shall be evidenced by Schedule II hereto, an irrevocable proxy to (i) vote or cause to be voted any and all of the Pledged Shares and (ii) give or cause to be given consents, waivers and ratifications in respect thereof. This proxy shall be valid so long as the Termination and Release has not occurred under the Indenture and any amounts are due and payable under the Indenture or any Security Document. The Pledgee hereby agrees that until and unless an Event of Default (as defined in the Indenture) shall have occurred and be continuing the Pledgee shall not exercise this proxy and the Pledgor shall be entitled to (i) vote or cause to be voted any and all the Pledged Shares and (ii) give, or cause to be given, consents, waiver and ratifications in respect thereof, provided, however, that no vote shall be cast or consent, waiver or ratification given or taken, which would be inconsistent with any provisions of the Indenture or any Security Document or which would have a material adverse effect on the value of the Pledged Collateral or any part thereof. All such rights of the Pledgor to vote, or cause to be voted and to give, or cause to be given, consent, waivers and ratifications shall cease automatically in case an Event of Default shall occur and so long as it is continuing. The Pledgor further agrees to execute the irrevocable proxy attached hereto in Schedule II.

          (b) So long, but only so long, as no Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Pledgee shall deliver, or permit to be delivered, to the Pledgor any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all

             (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

             (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

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             (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

     shall be, and shall be forthwith delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary indorsement), to be applied as provided in and pursuant to this Agreement and the Indenture. All dividends which are received by the Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary indorsement).

     SECTION 7.  Transfers and Other Liens; Additional Shares.

          (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or
     (ii) create or permit to exist any lien, security interest, or other charge or encumbrance or preferential arrangement upon or with respect to any of the Pledged Collateral, except for the security interests under this Agreement and except as otherwise permitted by the Indenture.

          (b) The Pledgor agrees that it will cause each of the issuers of Pledged Shares named on Schedule I hereto not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by it without the Pledgee's prior written consent.

     SECTION 8. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11.

     SECTION 9. Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Pledgee

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has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 10. Remedies upon Default If any Event of Default shall have occurred and be continuing:

          (a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein, in the Indenture or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the Sate of New York, U.S.A., at that time, and the Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 11) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect and as provided in the Indenture. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Obligations and performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 11. Expenses. The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of

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any experts and agents, which the Pledgee may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 12. Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Indenture or any Security or any other agreement or instrument delivered pursuant or relating thereto, (ii) any amendment or waiver of or any consent to any departure from the Indenture or any Security or any other agreement or instrument delivered pursuant or relating thereto, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement.

     SECTION 13. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telexed or telephonic telecopier communication) and, if to the Pledgor, mailed, telexed or telephonically telecopied or delivered to it, addressed to it at its address specified in the Indenture, if to the Pledgee, mailed, telexed, telephonically telecopied or delivered to it, addressed to it at its address specified in the Indenture, or as to either party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications pursuant to this Agreement shall be effective (i) if sent by telex, cable or telephonic telecopier, upon transmission to the intended addressee, whether or not receipt is acknowledged, and (ii) if delivered by hand (including by independent courier service) upon delivery to the addressee and (iii) if sent by first-class mail, postage prepaid, on the fifth (5th) calendar day after the date of mailing.

     SECTION 15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect

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until either (1) the occurrence of the Termination and Release under the
Indenture or (2) payment in full of the Obligations and performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns. Upon (i) the payment in full of the Obligations and performance and observance of all agreements, covenants and provisions contained in this Agreement and the Indenture or (ii) the occurrence of the Termination and Release thereunder, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 16.  Governing Law and Jurisdiction; Terms.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the Sate of New York.

          (b) The Pledgor irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Agreement or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard in such New York State or Federal court and hereby (to the fullest extent it may effectively do so) irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such courts. The Pledgor hereby irrevocably appoints Haight, Gardner, Poor & Havens (the "Process Agent"), with an office on the date hereof at 195 Broadway, New York, New York 10007, United States, as its agent to receive on behalf of the Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or

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     relating to any other Security Document to which the Pledgor is a party.
     Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent's above address, and the Pledgor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Pledgor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Pledgor at its address specified in the Indenture. The Pledgor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 16 shall affect the right of the Pledgee to serve legal process in any other manner permitted by law or affect the right of the Pledgee to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction.

          (c) Unless otherwise defined herein or in the Indenture, terms defined in Article 9 of the Code in the State of New York are used herein as therein defined.

        [The remainder of this page has been left intentionally blank.]

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

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer or attorney-in-fact thereunto duly authorized as of the date first above written.

                                          TEEKAY SHIPPING CORPORATION


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

                                          UNITED STATES TRUST COMPANY OF NEW
                                          YORK,
                                          as Trustee


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

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

                                   SCHEDULE I

                 ATTACHED TO AND FORMING A PART OF THAT CERTAIN
        PLEDGE AGREEMENT AND IRREVOCABLE PROXY, DATED JANUARY   , 1996,
                        BY TEEKAY SHIPPING CORPORATION,
             AS PLEDGOR, TO UNITED STATES TRUST COMPANY OF NEW YORK
                             AS TRUSTEE, AS PLEDGEE

                                                                        STOCK
                                         JURISD. OF     CLASS OF     CERTIFICATE                   NUMBER OF
STOCK                       ISSUER        INCORP.        STOCK         NO(S).        PAR VALUE      SHARES
-----                    ------------    ----------     --------     -----------     ----------    ---------
Andros................   Spirit Inc.     Bahamas        Common             4         U.S.$1.00        5,000
Exuma.................   Spirit Inc.     Bahamas        Common             4         U.S.$1.00        5,000
Nassau................   Spirit Inc.     Bahamas        Common             4         U.S.$1.00        5,000
Senang................   Spirit Inc.     Bahamas        Common             4         U.S.$1.00        5,000
VSSI..................   Appian Inc.     Liberia        Common             2         None               500
VSSI..................   Atlantic Inc.   Liberia        Common             2         None               500
VSSI..................   Oceans Inc.     Liberia        Common             2         None               500

                                  SCHEDULE II

                               IRREVOCABLE PROXY

     The Undersigned hereby constitutes and appoints United States Trust Company of New York, in its capacity as Pledgee under the Pledge Agreement hereinafter referred to, its attorney and proxy to appear, vote and otherwise act, all in the name, place and stead of the Undersigned in the same manner that the Undersigned might do and with the same powers, with respect to all of the shares of stock in each of Andros Spirit Inc., Exuma Spirit Inc., Nassau Spirit Inc., Senang Spirit Inc., VSSI Appian Inc., VSSI Atlantic Inc. and VSSI Oceans Inc. (each of them being a "Company"), owned or hereafter acquired by the Undersigned, at any and all meetings of shareholders of any Company, on any and all matters, questions and resolutions that may come before such meetings, including, but not limited to, the election of directors, or at any adjournment or adjournments thereof, or to consent on behalf of the undersigned in the absence of a meeting to anything that might have been voted on at such a meeting.

     This power of attorney is coupled with an interest, is given in connection
with a pledge pursuant to a Pledge Agreement dated January    , 1996, and is
irrevocable. It shall continue in effect so long as the debt for which the pledge is granted as security remains unpaid and the Termination and Release (as defined in the Indenture referred to in the Pledge Agreement) has not occurred.

     The attorney and proxy named herein is hereby given full power of substitution and revocation and may act through such agents, nominees or substitute attorneys as it may from time to time appoint.

     The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Undersigned.

                                          TEEKAY SHIPPING CORPORATION


                                          By:
                                              ------------------------------
                                              Name:
                                              Title: